     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 1998.

                                                      REGISTRATION NO. 333-49291
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                               AMENDMENT NO. 4 TO
                                   FORM SB-2

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                         FIRSTLINK COMMUNICATIONS, INC.
                 (Name of small business issuer in its Charter)

            OREGON                           7385                  93-1197477
  (State or jurisdiction of      (Primary Standard Industrial     IRS Employer
        organization)                   Classification           Identification
                                         Code Number)                Number

                                190 SW HARRISON
                             PORTLAND, OREGON 97201
                                 (503) 306-4444
   (Address and telephone number of Registrant's principal executive offices)

                                 A. ROGER PEASE
                                190 SW HARRISON
                             PORTLAND, OREGON 97201
                                 (503) 306-4444
      (Name, address and telephone number of agent for service of process)

                           --------------------------

                                   COPIES TO:

        DAVID H. DRENNEN, ESQ.                   GREGORY SICHENZIA, ESQ.
     Neuman Drennen & Stone, LLC             Sichenzia, Ross & Friedman, LLP
 5350 South Roslyn Street, Suite 380               135 West 50th Street
      Englewood, Colorado 80111                  New York, New York 10020
 (303) 221-4700 (303) 694-6287 (Fax)       (212) 261-2007 (212) 664-7329 (Fax)

                           --------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

                           --------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                                                   SEE NEXT PAGE

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         FIRSTLINK COMMUNICATIONS, INC.
                             CROSS-REFERENCE INDEX

                      ITEM NO. AND HEADING
                          IN FORM SB-2
                     REGISTRATION STATEMENT                                      LOCATION IN PROSPECTUS
----------------------------------------------------------------  -----------------------------------------------------
       1.  Forepart of the Registration Statement and outside
             front cover page of Prospectus.....................  Forepart of Registration Statement and outside front cover page of Prospectus

       2.  Inside front and outside back cover pages of
             Prospectus.........................................  Inside front and outside back cover pages of
                                                                    Prospectus

       3.  Summary Information, Risk Factors and Ratio of
             Earnings to Fixed Charges..........................  Prospectus Summary; Risk Factors

       4.  Use of Proceeds......................................  Use of Proceeds

       5.  Determination of Offering Price......................  Front Cover Page; Underwriting

       6.  Dilution.............................................  Dilution

       7.  Plan of Distribution.................................  Underwriting

       8.  Legal Proceedings....................................  Business--Legal Matters

       9.  Directors, Executive Officers, Promoters and
             Controlled Persons.................................  Management

      10.  Security Ownership of Certain Beneficial Owners......  Securities Ownership of Management and Principal
                                                                    Shareholders

      11.  Description of Securities to be Registered...........  Description of Securities

      12.  Interest of Named Experts and Counsel................  Legal Matters

      13.  Disclosure of SEC Position on Indemnification for
             Securities Act Liabilities.........................  Management--Limitation on Directors' Liability;
                                                                    Indemnification

      14.  Organization Within Last Three Years.................  Certain Transactions

      15.  Description of Business..............................  Prospectus Summary; Risk Factors; Business

      16.  Management's Discussion and Analysis or Plan of
             Operation..........................................  Management's Discussion and Analysis of Financial
                                                                    Condition and Results of Operations

      17.  Description of Property..............................  Business

      18.  Certain Relationships and Related
             Transactions.......................................  Certain Transactions

      19.  Market for Common Equity and Related Stockholder
             Matters............................................                            *

      20.  Executive Compensation...............................  Management--Executive Compensation

      21.  Financial Statements.................................  Financial Statements

      22.  Changes in and Disagreements with Accountants on
             Accounting and Financial Disclosure................                            *

------------------------

* Omitted from Prospectus because Item is inapplicable or answer is in the negative.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

    The Company's Articles of Incorporation permit and its Bylaws require the Company to indemnify officers and directors to the fullest extent permitted by the Oregon Business Corporation Law (OBCA). The Company has also entered into agreements to indemnify its directors and executive officers to provide the maximum indemnification permitted by Oregon law. These agreements, among other provisions, provide indemnification for certain expenses (including attorney fees), judgments, fines and settlement amounts incurred in any action or proceeding, including any action by or in the right of the Company.

    Article VI of the Company's Bylaws permits the Company to indemnify its directors, officers, employees and agent to the maximum extent permitted by the OBCA. Section 317 of the OBCA provides that a corporation has the power to indemnify and hold harmless a director, officer, employer, or agent of the corporation who is or is made a party or is threatened to be made a party to any threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss actually and reasonably incurred by such person in connection with such a proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. If it is determined that the conduct of such person meets these standards, such person may be indemnified for expenses incurred and amounts paid in such proceeding if actually and reasonably incurred in connection therewith.

    If such a proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if such person acted in good faith and in a manner reasonably believed to be in the best interest of the corporation and its shareholders. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite such adjudication but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

    Where any such person is successful in any such proceeding, such person is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases (unless order by a court), indemnification is made by the corporation upon determination by it that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct.

    A corporation may advance expenses incurred in defending any such proceeding upon receipt of an undertaking to repay any amount so advanced if it is ultimately determined that the person is not eligible for indemnification.

    The indemnification rights provided in Section 317 of the OBCA are not exclusive of additional rights to indemnification for breach of duty to the corporation and its shareholders to the extent additional rights are authorized in the corporation's articles of incorporation and are not exclusive of any other rights to indemnification under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, with as to action in his or her office and as to action in another capacity while holding such office.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses of the offering are to be borne by the Company, are as follows:

SEC Filing Fee....................................................  $   5,900
NASD Filing Fee...................................................      2,300
Nasdaq Listing Fee................................................     10,000
Boston Stock Exchange Listing Fee.................................     10,000
Printing Expenses*................................................     40,000
Accounting Fees and Expenses*.....................................     25,000
Legal Fees and Expenses*..........................................     45,000
Blue Sky Fees and Expenses*.......................................     15,000
Registrar, Transfer Agent, and Warrant Agent Fee*.................      5,000
Miscellaneous*....................................................      1,800
                                                                    ---------
  Total...........................................................  $ 160,000

------------------------

*   Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

    The following discussion gives retroactive effect to the 1-for-1.5 stock split of the Company's Common Stock which will be effected on the effective date of this Registration Statement. With the exception of the securities described in paragraph h. below, all of the shares are subject to the terms of a one-year lock-up agreement with the representative of the Underwriter in the offering register by this Registration Statement. The Registrant has sold and issued the following securities during the past three years.

    a. On January 1, 1996, the Company acquired all of the operating assets of FirstLink Tenant Services, LLC, pursuant to an asset purchase agreement, in exchange for 133,333 shares of Common Stock. The assets acquired were valued at $82,790 which was the carry-over basis in such assets and liabilities. The shares were issued to two individuals who owned the equity of FirstLink Tenant Services, LLC. The sale of the shares was made pursuant to Section 4(2) of the Securities Act; both investors were sophisticated and had access to all pertinent information about the Company.

    b. In January 1996, the Company issued 200,000 shares of Common Stock to eight persons, including management and employers of the Company and persons associated with Bathgate McColley Capital Group, LLC (BMCG). Those investors paid a total of $9,000 for the shares, or $.05 per share. The sale of the shares was made pursuant to Section 4(2) of the Securities Act; each investor was sophisticated and had access to all pertinent information about the Company.

    c. In February-April 1996, the company issued 354,667 shares to 20 investors in a private placement pursuant to Section 4(2) of the Securities Act. The shares were sold to the investors for $.33 per share, or an aggregate of $117,040. Each investor was sophisticated and had access to all pertinent information about the Company.

    d. From September 1996 through April 1997 the Company borrowed $250,000 from eleven accredited investors pursuant to Section 4(2) of the Securities Act. The Company issued 110,000 shares as additional consideration for the loans; and 3,879 in lieu of interest on the Notes. Each investor was sophisticated and had access to all pertinent information about the Company. $245,000 of the Notes were converted into units (Item 26e, below). 3,879 shares were issued in payment of interest on those notes.

    e. In April 1997, the Company issued 386,666 shares of Common Stock and warrants to purchase 193,333 shares of Common Stock to 23 persons in a private placement pursuant to Section 4(2) and Rule 506 of Regulation D of the Securities Act. Bathgate McColley Capital Group, LLC, (BMCG) whose principals (Steven M. Bathgate, Eugene C. McColley, and Vicki D. E. Barone) are securityholders of the

Company, acted as placement agent for the offering which was placed with accredited investors. Each investor executed a subscription agreement and investor questionnaire in connection with the offering. The offering was sold in units, each unit consisting of two shares of Common Stock and one Common Stock Purchase Warrant. The units were priced at $1.50 each for an aggregate price of $435,000. $245,000 of the units were purchased for cancellation of Notes (Item
26d); the remainder were purchased for cash. The Company paid BMCG commissions and a non-accountable expense allowance, totaling $61,250. BMCG also received, for nominal consideration, warrants to purchase 87,000 shares of Common Stock, exercisable at $1.13 per share until they expire on April 30, 2002.

    f. In August through November 1997, the Company issued 560,000 shares of Common Stock and $420,000 of Convertible Notes ("Notes") in a private placement pursuant to Section 4(2) and Rule 506 of Regulation D. BMCG acted as placement agent for this offering which was placed with accredited investors. Each investor executed a subscription agreement and investor questionnaire in connection with the Offering. The Offering was sold in 12 units, each unit consisting of 46,667 shares of Common Stock and one $35,000 Convertible Note. The units were priced at $70,000 per unit. The Company paid BMCG commissions and a non-accountable expense allowance totaling $74,602 and issued BMCG warrants to purchase 56,000 shares of Common Stock at $.75 per share; and warrants to purchase 14,000 shares of Common Stock at $3.00 per share. Those warrants are exercisable at any time and expire on November 30, 2002. The Notes were converted into a total of 186,667 shares of Common Stock in February and March 1998, in reliance on Section 3(a)(9) of the Securities Act.

    g. Throughout 1996 and 1997 the Company issued shares of Common Stock to four individuals, including two individuals who are directors of the Company, who guaranteed $125,000 of Company leases. The Company will continue to issue shares to each individual at the rate of 200 shares per month for as long as those leases are guaranteed by such individuals. The Company issued a total of 40,561 shares pursuant to these guarantees as of April 30, 1998. The issuances were made pursuant to Section 4(2) of the Securities Act; each investor was a sophisticated accredited investor.


    h. In February and March 1998 the Company issued units consisting of 188,889 shares of Common Stock and 188,889 Common Stock Purchase Warrants ("Private Warrants") to individuals in a private placement pursuant to Section 4(2) and Rule 506 of Regulation D. On the effectiveness of this Registration Statement the Private Warrants will automatically convert into warrants that are identical to the Warrants issued as part of the Units registered in this Registration Statement as described on page 38 of the Prospectus which is a part of this Registration Statement. The conversion will be made in reliance on
Section 3(a)(9) of the Securities Act. BMCG acted as placement agent in the Offering, which was placed to accredited investors. Each investor executed a subscription agreement and investor questionnaire in connection with the Offering. The units were priced at $2.25 per unit. The Company paid BMCG commissions of $38,000.

ITEM 27. EXHIBITS.

    a. The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:


EXHIBIT NO.  TITLE
-----------  ---------------------------------------------------------------------------------------------------
    1.1      Form of Underwriting Agreement. (1)
    1.1.1    Form of Underwriting Agreement (Revised) (1)
    1.2      Form of Representative's Share Option Agreement. (1)
    1.2.1    Form of Representatives' Option Agreement (1)
    1.3      Form of Representative's Warrant Option Agreement. (1)
    3.1      Articles of Incorporation. (1)
    3.2      Bylaws. (1)
    4.1      Specimen Certificate for Common Stock. (1)
    4.2      Warrant Agreement. (1)
    4.2.1    Form of Warrant Agreement (Revised) (with Form of Warrant Certificate) (1)
    4.3      Form of Lock Up Agreement with certain Securityholders. (1)
    4.5      Registration Rights Agreement (1)
    4.6      Form of Lock Up Agreement with certain Securityholders (1)
    5.1.2    Opinion of Neuman Drennen & Stone, LLC.
   10.1      1996 Stock Option Plan. (1)
   10.2      Office Lease (190 SW Harrison, Portland, OR) (1)
   10.2.1    Office Lease (The Mikado Building) (1)
   10.3      Telecommunications Services Agreement between Registrant and Oregon Portland Associates (Portland
               Center Apartments) (1)(2)
   10.3.1    Telecommunications Services Agreement between Registrant and Oregon Portland Associates (Portland
               Center Apartments) (Revised) (2)
   10.4      Telecommunications Services Agreement between Registrant and Riverplace II Joint Venture
               (Riverplace Development) (1)(2)
   10.4.1    Telecommunications Services Agreement between Registrant and Riverplace II Joint Venture
               (Riverplace Development) (Revised) (2)
   10.5      Telecommunications Services Agreement between Registrant and Elsie D. McIver U/A Trust Dated 1/4/72
               (Vista St. Clair) (1)(2)
   10.5.1    Telecommunications Services Agreement between Registrant and Elsie D. McIver U/A Trust Dated 1/4/72
               (Vista St. Clair) (Revised) (2)
   10.6      Telecommunications Services Agreement between Registrant and Lloyd Place Apartments Limited
               Partnership (Lloyd Place) (1)(2)
   10.6.1    Telecommunications Services Agreement between Registrant and Lloyd Place Apartments Limited
               Partnership (Lloyd Place) (Revised) (2)
   10.7      Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (King Tower
               Apartments) (1)(2)
   10.7.1    Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (King Tower
               Apartments) (Revised) (2)
   10.8      Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (Park Plaza
               Apartments) (1)(2)

EXHIBIT NO.  TITLE
-----------  ---------------------------------------------------------------------------------------------------
   10.8.1    Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (Park Plaza
               Apartments) (Revised) (2)
   10.9      Telecommunications Services Agreement between Registrant and Security Investments; LP (Ione Plaza
               Apartments) (1)(2)
   10.9.1    Telecommunications Services Agreement between Registrant and Security Investments; LP (Ione Plaza
               Apartments) (2)
   10.10     Telecommunications Services Agreement between Registrant and Housing Authority of Portland (Pearl
               Court Apartments) (1)(2)
   10.10.1   Telecommunications Services Agreement between Registrant and Housing Authority of Portland (Pearl
               Court Apartments) (Revised) (2)
   10.11     Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (The Clay
               Towers Apartments) (1)(2)
   10.11.1   Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (The Clay
               Towers Apartments) (Revised) (2)
   10.12     Telecommunications Services Agreement between Registrant and Crossing Development Corporation
               (Legends) (1)(2)
   10.12.1   Telecommunications Services Agreement between Registrant and Crossing Development Corporation
               (Legends) (Revised) (2)
   10.13     Telecommunications Services Agreement between Registrant and Parkside Place (Parkside Plaza) (1)(2)
   10.13.1   Telecommunications Services Agreement between Registrant and Parkside Place (Parkside Plaza) (1)
   10.14     Telecommunications Services Agreement between Registrant and Housing Authority of the City of
               Vancouver, Washington (Cougar Creek Apartments) (1)(2)
   10.14.1   Telecommunications Services Agreement between Registrant and Housing Authority of the City of
               Vancouver, Washington (Cougar Creek Apartments) (2)
   10.15     Telecommunications Services Agreement between Registrant and Housing Authority of the City of
               Vancouver, Washington (ParkLane Apartments) (1)(2)
   10.15.1   Telecommunications Services Agreement between Registrant and Housing Authority of the City of
               Vancouver, Washington (ParkLane Apartments) (2)
   10.16     Telecommunications Services Agreement between Registrant and Housing Authority of the City of
               Vancouver, Washington (Willow Creek Apartments) (1)(2)
   10.16.1   Telecommunications Services Agreement between Registrant and Housing Authority of the City of
               Vancouver, Washington (Willow Creek Apartments) (2)
   10.17     Telecommunications Services Agreement between Registrant and Harsch Development Corp. (Sherman
               Tower) (1)(2)
   10.17.1   Telecommunications Services Agreement between Registrant and Harsch Development Corp. (Sherman
               Tower) (2)
   10.18     Telecommunications Services Agreement between Registrant and Harsch Development Corp. (The
               Nettleton) (1)(2)
   10.18.1   Telecommunications Services Agreement between Registrant and Harsch Development Corp. (The
               Nettleton) (2)
   10.19     Telecommunications Services Agreement between Registrant and Harsch Development Corp. (Regency
               Tower Apartments) (1)(2)
   10.19.1   Telecommunications Services Agreement between Registrant and Harsch Development Corp. (Regency
               Tower Apartments) (2)

EXHIBIT NO.  TITLE
-----------  ---------------------------------------------------------------------------------------------------
   10.20     Telecommunications Services Agreement between Registrant and Harsch Development Corp. (Syl-Mar
               Estates) (1)(2)
   10.20.1   Telecommunications Services Agreement between Registrant and Harsch Development Corp. (Syl-Mar
               Estates) (2)
   10.21     Letter of Intent with WEB Services, Inc. (1)
   10.22     Registration Rights Agreement (1)
   10.23     Cable Signal Delivery Agreement with TCI Cablevision of Oregon, Inc. (1)
   23.1      Consent of Neuman Drennen & Stone, LLC. (included in Exhibit 5.1)
   23.3      Consent of KPMG Peat Marwick LLP.
   24        Power of Attorney (included on page II-6).


------------------------

(1) Previously filed.

(2) Certain information has been omitted pursuant to Rule 406 of the Securities Act. Omitted information is designated by "-".

ITEM 28. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. To provide, upon Closing of the Offering as specified in the Underwriting Agreement, certificates in such denominations and registered in such names as are required to permit prompt delivery to each purchaser.

    5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding in connection with the securities being registered), the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    6.  For determining any liability under the Securities Act:

        (i) To treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time it was declared effective; and

        (ii) To treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of such securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Portland, State of Oregon on July 6, 1998.


                                FIRSTLINK COMMUNICATIONS, INC.

                                By:              /s/ A. ROGER PEASE
                                     -----------------------------------------
                                                  A. Roger Pease,
                                                     PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. Roger Pease and Jeffrey S. Sperber, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
      /s/ A. ROGER PEASE
------------------------------  President, Chief Executive     July 6, 1998
        A. Roger Pease            Officer and Director

    /s/ JEFFREY S. SPERBER
------------------------------  Chief Financial Officer        July 6, 1998
      Jeffrey S. Sperber

    /s/ ALLAN A. FULSHER*
------------------------------  Secretary                      July 6, 1998
       Allan A. Fulsher

   /s/ THOMAS E. MCCHESNEY*
------------------------------  Director                       July 6, 1998
     Thomas E. McChesney

     /s/ ROBERT F. OLSEN*
------------------------------  Director                       July 6, 1998
       Robert F. Olsen

    /s/ JAMES F. TWADDELL*
------------------------------  Director                       July 6, 1998
      James F. Twaddell

*By      /s/ A. ROGER PEASE
      -------------------------
          ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


EXHIBIT NO.  TITLE                                                                                         PAGE
-----------  ------------------------------------------------------------------------------------------  ---------
    1.1      Form of Underwriting Agreement. (1)

    1.1.1    Form of Underwriting Agreement (Revised) (1)

    1.2      Form of Representative's Share Option Agreement. (1)

    1.2.1    Form of Representatives' Option Agreement (1)

    1.3      Form of Representative's Warrant Option Agreement. (1)

    3.1      Articles of Incorporation. (1)

    3.2      Bylaws. (1)

    4.1      Specimen Certificate for Common Stock. (1)

    4.2      Warrant Agreement. (1)

    4.2.1    Form of Warrant Agreement (Revised) (with Form of Warrant Certificate) (1)

    4.3      Form of Lock Up Agreement with certain Securityholders. (1)

    4.5      Registration Rights Agreement (1)

    4.6      Form of Lock Up Agreement with certain Securityholders (1)

    5.1.2    Opinion of Neuman Drennen & Stone, LLC.

   10.1      1996 Stock Option Plan. (1)

   10.2      Office Lease (190 SW Harrison, Portland, OR) (1)

   10.2.1    Office Lease (The Mikado Building) (1)

   10.3      Telecommunications Services Agreement between Registrant and Oregon Portland Associates
               (Portland Center Apartments) (1)(2)

   10.3.1    Telecommunications Services Agreement between Registrant and Oregon Portland Associates
               (Portland Center Apartments)(Revised) (2)

   10.4      Telecommunications Services Agreement between Registrant and Riverplace II Joint Venture
               (Riverplace Development) (1)(2)

   10.4.1    Telecommunications Services Agreement between Registrant and Riverplace II Joint Venture
               (Riverplace Development)(Revised) (2)

   10.5      Telecommunications Services Agreement between Registrant and Elsie D. Melver U/A Trust
               Dated 1/4/72 (Vista St. Clair) (1)(2)

   10.5.1    Telecommunications Services Agreement between Registrant and Elsie D. Melver U/A Trust
               Dated 1/4/72 (Vista St. Clair)(Revised) (2)

   10.6      Telecommunications Services Agreement between Registrar and Lloyd Place Apartments Limited
               Partnership (Lloyd Place) (1)(2)

   10.6.1    Telecommunications Services Agreement between Registrar and Lloyd Place Apartments Limited
               Partnership (Lloyd Place)(Revised) (2)

   10.7      Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (King
               Tower Apartments) (1)(2)

   10.7.1    Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (King
               Tower Apartments)(Revised) (2)

   10.8      Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (Park
               Plaza Apartments) (1)(2)

   10.8.1    Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (Park
               Plaza Apartments)(Revised) (2)

   10.9      Telecommunications Services Agreement between Registrant and Security Investments; LP
               (Ione Plaza Apartments) (1)(2)

EXHIBIT NO.  TITLE                                                                                         PAGE
-----------  ------------------------------------------------------------------------------------------  ---------
   10.9.1    Telecommunications Services Agreement between Registrant and Security Investments; LP
               (Ione Plaza Apartments)(Revised) (2)

   10.10     Telecommunications Services Agreement between Registrant and Housing Authority of Portland
               (Pearl Court Apartments) (1)(2)

   10.10.1   Telecommunications Services Agreement between Registrant and Housing Authority of Portland
               (Pearl Court Apartments)(Revised) (2)

   10.11     Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (The
               Clay Towers Apartments) (1)(2)

   10.11.1   Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (The
               Clay Towers Apartments)(Revised) (2)

   10.12     Telecommunications Services Agreement between Registrant and Crossing Development
               Corporation (Legends) (1)(2)

   10.12.1   Telecommunications Services Agreement between Registrant and Crossing Development
               Corporation (Legends)(Revised) (2)

   10.13     Telecommunications Services Agreement between Registrant and Parkside Place (Parkside
               Plaza) (1)(2)

   10.13.1   Telecommunications Services Agreement between Registrant and Parkside Place (Parkside
               Plaza)(Revised) (2)

   10.14     Telecommunications Services Agreement between Registrant and Housing Authority of the City of Vancouver, Washington (Cougar Creek Apartments) (1)(2)

   10.14.1   Telecommunications Services Agreement between Registrant and Housing Authority of the City of Vancouver, Washington (Cougar Creek Apartments)(Revised) (2)

   10.15     Telecommunications Services Agreement between Registrant and Housing Authority of the City of Vancouver, Washington (ParkLane Apartments) (1)(2)

   10.15.1   Telecommunications Services Agreement between Registrant and Housing Authority of the City of Vancouver, Washington (ParkLane Apartments)(Revised) (2)

   10.16     Telecommunications Services Agreement between Registrant and Housing Authority of the City of Vancouver, Washington (Willow Creek Apartments) (1)(2)

   10.16.1   Telecommunications Services Agreement between Registrant and Housing Authority of the City of Vancouver, Washington (Willow Creek Apartments)(Revised) (2)

   10.17     Telecommunications Services Agreement between Registrant and Harsch Development Corp.
               (Sherman Tower) (1)(2)

   10.17.1   Telecommunications Services Agreement between Registrant and Harsch Development Corp.
               (Sherman Tower)(Revised) (2)

   10.18     Telecommunications Services Agreement between Registrant and Harsch Development Corp. (The
               Nettleton) (1)(2)

   10.18.1   Telecommunications Services Agreement between Registrant and Harsch Development Corp. (The
               Nettleton)(Revised) (2)

   10.19     Telecommunications Services Agreement between Registrant and Harsch Development Corp.
               (Regency Tower Apartments) (1)(2)

   10.19.1   Telecommunications Services Agreement between Registrant and Harsch Development Corp.
               (Regency Tower Apartments)(Revised) (2)

EXHIBIT NO.  TITLE                                                                                         PAGE
-----------  ------------------------------------------------------------------------------------------  ---------
   10.20     Telecommunications Services Agreement between Registrant and Harsch Development Corp.
               (Syl-Mar Estates) (1)(2)

   10.20.1   Telecommunications Services Agreement between Registrant and Harsch Development Corp.
               (Syl-Mar Estates)(Revised) (2)

   10.21     Letter of Intent with WEB Services, Inc. (1)

   10.22     Registration Rights Agreement (1)

   10.23     Cable Service Delivery Agreement with TCI Cablevision of Oregon, Inc. (1)

   23.1      Consent of Neuman Drennen & Stone, LLC. (included in Exhibit 5.1)

   23.3      Consent of KPMG Peat Marwick LLP.

   24        Power of Attorney (included on page II-6).


------------------------

(1) Previously filed.

(2) Certain information has been omitted pursuant to Rule 406 of the Securities Act. Omitted information is designated by "-".